Exhibit 99.3

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Ryan Bright
Conexant Systems, Inc.	Shelton Group
(949) 483-7363	(972) 239-5119, ext. 159
CONEXANT CONFIRMS GUIDANCE FOR THE THIRD FISCAL QUARTER
AND PROVIDES EXPECTATIONS FOR THE FOURTH QUARTER
Company also Announces that Previously Approved Reverse Stock Split
Will Occur on June 27, 2008
     NEWPORT BEACH, Calif., June 2, 2008 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that it expects financial results for the third quarter of fiscal 2008 to be at the high end of the guidance range established entering the quarter. The company also provided guidance for the fourth fiscal quarter based on the expected performance of its two continuing businesses, which consist of Imaging and PC Media and Broadband Access. On April 29, 2008, Conexant announced a definitive agreement to sell its Broadband Media Processing product lines to NXP Semiconductors for up to $145 million. That transaction is expected to close within approximately 45 days.
     In addition, the company announced today that it plans to execute a reverse stock split at a split ratio of 1-for-10, effective after the close of trading on June 27, 2008.
Third Quarter Fiscal 2008 Expectations
     Entering the third quarter of fiscal 2008, the company expected revenues to be in a range between $167 million and $171 million, core gross margins to be between 44.5 percent and 45.5 percent of revenues, core operating expenses to be in a range between $72 million and $74 million, and core operating income to be in a range between breakeven and $5 million. Including the effects of the reverse stock split, the company anticipated a core net loss of between $0.17 and $0.06 per share.
     The company now expects to deliver performance at the high end of the ranges provided for revenues and core gross margins, and at the low end of the range on core operating expenses.
     Fourth Quarter Fiscal 2008 Expectations

     For the September-ending fourth fiscal quarter, excluding results from its Broadband Media Processing product lines, Conexant expects revenues to be in a range between $115 million and $120 million, core gross margins to be between 49.5 percent and 50.5 percent of revenues, and core operating expenses to be between $45 million and $47 million. As a result, and including the effects of the reverse stock split, the company anticipates core operating income of $12 million to $14 million, and core net income of $0.08 to $0.12 per share.
     “Over the past three quarters, the Conexant team has done an outstanding job of reducing operating expenses,” said Scott Mercer, Conexant’s chief executive officer. “As part of our strategic restructuring, we also exited several unprofitable product segments. When we complete the sale of our Broadband Media Processing assets, we will be a new company with a dramatically improved cost structure, higher gross margins, and lower operating expenses, which is reflected in our expectations for the fourth fiscal quarter.”
The New Conexant
     The new Conexant will consist of two business units delivering semiconductor solutions for a total available market that is greater than $3 billion today and expected to grow over the next three years. The Imaging and PC Media team will be focused on providing products targeted at high-volume, high-growth applications that include imaging, audio, PC video, and video surveillance. The Broadband Access team will continue to deliver DSL products for client-side and central-office applications, and for higher-speed, next-generation technologies that include VDSL2 and passive optical networking.
     The company holds a top-three leadership position in each of the major segments it addresses.
     “We are focused on strengthening our market-leading positions by accelerating investments in the areas that offer the best opportunities for profitable growth in the future,” Mercer said. “For the next fiscal year, we expect to deliver moderate revenue growth. We also anticipate that we will maintain core gross margins of approximately 50 percent of revenues and deliver additional savings in core operating expenses, which should enable us to generate cash consistently on an operating basis.”

Conexant’s Reverse Stock Split
     In February 2008, Conexant shareholders approved a proposal giving the company’s board of directors the authority to effect a reverse stock split. In May, the board approved a reverse stock split at a 1-for-10 split ratio that will take effect on Friday, June 27, 2008 after the close of trading on the NASDAQ Stock Market. At that time, shareholders will be entitled to receive one new share for each 10 shares held, and cash consideration for any resulting fractional shares. All Conexant common stock, stock options, and restricted stock will be proportionally adjusted to reflect the reverse split.
     The reverse stock split will increase the per-share trading price of the company’s common stock, which is intended to make the stock more attractive to a broader range of investors and satisfy NASDAQ’s “minimum-bid” listing requirement.
Investor Presentations
     Over the next several weeks, Conexant executives will be presenting information on the company in a series of meetings with analysts, investors, and prospective investors. A copy of the presentation that will be used in these meetings is available on the company’s Web site at www.conexant.com. In addition, Christian Scherp, Conexant president, and Karen Roscher, senior vice president and chief financial officer, will make a presentation at Oppenheimer’s Annual Communications and Technology Conference tomorrow, June 3, at 11:50 a.m. Eastern time. A live Web cast of the presentation will be accessible on Conexant’s Web site. A replay will be available three hours after the conclusion of the Web cast, and will be accessible for approximately 90 days.
About Conexant
     Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for Internet connectivity, digital imaging, and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; our ability to successfully complete and close any pending or planned acquisitions or divestitures on a timely basis; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.